                                                                  EXHIBIT 10.13

                              UBIQUITEL HOLDINGS, INC.

                                     SERIES A
                         PREFERRED STOCK PURCHASE AGREEMENT


       This Agreement dated as of November 23, 1999, is entered into by and among UbiquiTel Holdings, Inc., a Delaware corporation (the "COMPANY"), The Walter Group, Inc., a Washington corporation ("The Walter Group"), Donald A. Harris ("Harris"), Paul F. Judge ("Judge"), James Parsons ("Parsons"), and U.S. Bancorp (individually, a "Founder" and, collectively, the "FOUNDERS"), and the individuals and entities listed on EXHIBIT A hereto (the "PURCHASERS ").

                                      RECITALS

       (A)    The Company is the parent company and sole owner of UbiquiTel LLC,
a   Delaware limited liability company ("Subsidiary"). The Company is currently owned by the Founders, and will at the Closings (as hereinafter defined) be the assignee of a Management Agreement among Sprint Spectrum L.P., WirelessCo, L.P. and UbiquiTel, L.L.C., a Washington limited liability company ("Old UbiquiTel"), a services agreement among Sprint Spectrum L.P. and Old UbiquiTel, a trademark and license agreement between Sprint Communications Company, L.P. and Old UbiquiTel, and a trademark and service mark license agreement between Sprint Spectrum L.P. and Old UbiquiTel, each dated as of September, 1998 (the foregoing agreements being referred to collectively as the "Management Agreement"), pursuant to which the Company has the right as Manager to construct and manage the Service Area Network in the Reno/Tahoe Service Area (all as defined in the Management Agreement) as well as the right to assign its rights under the Management Agreement to Subsidiary. The Company and Sprint may agree to amend the Management Agreement to include Northern California in the Service Area Network, in which case approximately $15,000,000 in equity and debt will be required.

       (B) Subject to the terms and conditions of this Agreement, the Purchasers agree to purchase collectively $1,000,000 of Series A Preferred Stock of the Company when the Company has firm commitments for at least $33,000,000 in senior and subordinated debt financing, and an additional $16,008,500 in Series A Preferred Stock when the Company and the senior and subordinated lenders have executed loan agreements and other documentation required in connection with such financing.

       Now, therefore,  the parties agree as follows:

       1.     AUTHORIZATION AND SALE OF SHARES.

       1.1 AUTHORIZATION. The Company has, or before the Interim Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 17,008,500 shares of its Series A Preferred Stock, $0.001 par value per share (the "SERIES A PREFERRED"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Designation attached hereto as EXHIBIT B (the "CERTIFICATE OF DESIGNATION"). The Company has, or before the Interim Closing will have, adopted and filed the Certificate of Designation with the Secretary of State of the State of Delaware.

       1.2 SALE OF SHARES. Subject to the terms and conditions of this Agreement, (i) at the Interim Closing (as defined in Section 2), the Company shall issue and sell to each Purchaser and each Purchaser shall purchase the number of shares of Series A Preferred set forth opposite such Purchaser's name on EXHIBIT A under the heading "Interim Closing", for an aggregate of $1,000,000; and (ii) at the Subsequent Closing (as defined in Section 2), the Company shall issue and sell to each Purchaser and each Purchaser shall purchase the number of shares of Series A Preferred set forth opposite such Purchaser's name on EXHIBIT A under the heading "Subsequent Closing", for an aggregate of $16,008,500. The purchase price shall be one dollar ($1.00) per share (the "Purchase Price"). The shares of Series A Preferred sold under this Agreement are referred to as the "Shares." The Company's agreement with each Purchaser is a separate agreement, and the sale of Shares to each Purchaser is a separate sale.

       1.3 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Shares to construct and manage the Service Area Network and for general corporate purposes.

       2. THE INTERIM AND SUBSEQUENT CLOSING. (a) The initial purchase and sale of the Series A Preferred by Purchasers in the amounts listed on EXHIBIT A (the "INTERIM CLOSING") shall take place at the offices of Greenberg Traurig, 1750 Tysons Boulevard, McLean, Virginia, on 23, 1999, commencing at 10:00 a.m., or at such other time, date, and place as are mutually agreeable to the Company and the Purchasers, but in no event later than December 15, 1999. At the Interim Closing, all conditions precedent to Closing except the condition set forth in Section 6.9(b) shall have been fulfilled. At the Interim Closing, the Company shall deliver to each Purchaser a certificate for the number of Shares being purchased by such Purchaser at that time, registered in the name of such Purchaser, against payment to the Company of the Purchase Price, by wire transfer of immediately available funds. If at the Interim Closing any of the other conditions specified in Section 6 shall not have been fulfilled, each Purchaser shall, at his or its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any other rights he or it may have by reason of such failure or such non-fulfillment.

       (b) The Subsequent Closing shall take place when the condition set forth in Section 6.9(b) has been fulfilled, such time, date, and place as is designated by the Company and notified to the Purchasers not less than five days prior to such Closing, but in no event later than December 15, 1999. At the Subsequent Closing, the Company shall deliver to each Purchaser a certificate for the number of Shares being purchased by such Purchaser at that time, registered in the name of such Purchaser, against payment to the Company of the Purchase Price, by wire transfer of immediately available funds. If at the Subsequent Closing any of the conditions specified in Section 6 shall not have been fulfilled, each Purchaser shall, at his or its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any other rights he or it may have by reason of such failure or such non-fulfillment.

       (c) The Interim and Subsequent Closings are referred to collectively as "both Closings" or "each Closing".

       3. REPRESENTATIONS OF THE COMPANY. Except as disclosed by the Company in EXHIBIT C hereto, the Company hereby represents and warrants to each Purchaser that the statements contained in this Section 3 are true, complete, and correct and will be true, complete, and correct at each Closing. EXHIBIT C shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3 and the disclosures in any paragraph of EXHIBIT C shall qualify only the corresponding paragraph of this Section 3, unless otherwise specified.

       3.1 ORGANIZATION AND STANDING. (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Interim Closing pursuant to Section 6.4 (the "ANCILLARY AGREEMENTS") and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation and at each Closing will be in good standing in the states of Nevada and California, which are the only jurisdictions in which the failure so to qualify would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a "COMPANY MATERIAL ADVERSE EFFECT"). The Company has furnished to each Purchaser true and complete copies of its Certificate of Incorporation and Bylaws, each as amended to date and presently in effect. The Company has at all times complied with the provisions of its Certificate of Incorporation and Bylaws and is not in default under, or in violation of, any such provision.

       (b) The Subsidiary is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Subsidiary will be duly qualified to do business as a foreign limited liability company and will be in good standing in the states of Nevada and California at each Closing. The Subsidiary has furnished to each Purchaser true and complete copies of its Certificate of Formation and Operating Agreement, each as amended to date and presently in effect. The Subsidiary has at all times complied with the provisions of its Certificate of Formation and Operating Agreement and is not in default under, or in violation of, any such provision.

       3.2    CAPITALIZATION.  The authorized capital stock of the consists of
(i) 150,000,000 shares of common stock, $0.001 par value per share (the "COMMON
STOCK"), of which 3,417,000 shares are issued and outstanding,   2,040,000
shares have been reserved for issuance pursuant to the 1999 Stock Incentive Plan of the Company, 3,060,000 are expected to be reserved in connection with senior and mezzanine bank financing, (ii) 16,000,000 shares of non voting common stock, $0.001 par value per share (the "Non
Voting Common Stock, of which 16,000,000 shares are issued and outstanding and subject to repurchase by the Company at a price equal to the par value thereof pursuant to a Founders Stock Agreement between the Company and the Founders attached as EXHIBIT D), and 125,000,000 shares of preferred stock, of which 17,008,500 are designated as Series A Preferred, none of which are issued or outstanding, and all of which are intended to be issued pursuant to this Agreement. All of the issued and outstanding shares of Common Stock and Non Voting Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in this Agreement and the Ancillary Agreements, (i) no subscription, warrant, option, convertible security or preemptive or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend (other than the obligation to pay a dividend on the Series A
Preferred pursuant to the Certificate of Designation) or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

       3.3 SUBSIDIARIES, ETC. Other than the Subsidiary, the Company does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise. The Subsidiary is wholly owned by the Company, and no subscription, warrant, option, convertible security or preemptive or other right (contingent or otherwise) to purchase or acquire any membership interest in the Subsidiary is authorized or outstanding, and the Subsidiary has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to the members any evidences of indebtedness or assets of the Subsidiary.

       3.4 SECURITYHOLDER AGREEMENTS. Except as provided in this Agreement and the Ancillary Agreements, there are no agreements, written or oral, between the Company and any holder of its securities, or, to the best of the Company's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, antidilution or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or voting of the capital stock of the Company.

       3.5 ISSUANCE OF SHARES. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been, or will be on or prior to the Interim Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been or will be duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable.

       3.6 AUTHORITY FOR AGREEMENT; NO CONFLICT. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Ancillary Agreements when executed at the Interim Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitration tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "GOVERNMENTAL ENTITY"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

       3.7    GOVERNMENTAL CONSENTS.

       No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the execution and delivery of this Agreement or the Ancillary Agreements, the offer, issuance, sale and delivery of the Shares, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares or the other transactions to be consummated at the Interim Closing, as contemplated by this Agreement and the Ancillary Agreements, except filings required to be made after each Closing under applicable federal and state securities laws. Based on the representations made by each Purchaser in Section 5 of this Agreement, the offer and sale of the Shares to each Purchaser will comply with applicable federal and state securities laws.

       3.8 LITIGATION. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company, the Subsidiary, or any Founder, which questions the validity of this Agreement or any of the Ancillary Agreements or the right of the Company or any Founder to enter into it, or which might result, either individually or in the aggregate, in a Company Material Adverse Effect, nor is there any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or any Founder by reason of the past employment relationships of any of the Founders, the proposed activities of the Company, or negotiations by the Company and/or any Founder with possible investors in the Company. The Company is not subject to any outstanding judgement, order or decree.

       3.9 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor the Subsidiary has previously conducted any business activities and neither has any liability (whether known or unknown and whether absolute or contingent), except for liabilities arising under or in connection with this Agreement and the Ancillary Agreements, and the Management Agreement.

       3.10 MATERIAL CONTRACTS AND OBLIGATIONS. EXHIBIT C sets forth a list of all material agreements or commitments of any nature to which the Company or the Subsidiary is a party or by which either of them is bound. The Company has delivered to Purchasers copies of such agreements. All of such agreements are valid, binding and in full force and effect. Neither the Company or the Subsidiary, nor, to the Company's knowledge, any other party thereto, is in default of any of its obligations under any of the agreements or contracts listed on EXHIBIT C, in a manner which could have a Company Material Adverse Effect.

       3.11 BOOKS AND RECORDS. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

       3.12 DISCLOSURE. This Agreement and the Ancillary Agreements do not contain any untrue statement of material fact by the Company or the Subsidiary, and do not omit to state any material fact necessary in order to make the statements made herein or therein, in light of circumstances under which they are made, not misleading.

       4. REPRESENTATIONS OF HARRIS AND FOUNDERS. Each Founder, and Harris and Judge as to Section 4.1, severally represents and warrants to the Purchasers as follows:

              4.1 CONFLICTING AGREEMENTS. Harris and Judge are not and will not be, as a result of the nature of the business conducted or proposed to be conducted by the Company or for any other reason, in violation of (i) any fiduciary or confidential relationship, (ii) any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation, or (iii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency, relating to or affecting the right of such Founder to be employed by the Company. No such relationship, term, contract, agreement, judgment, decree, or order conflicts with Harris' and Judge's obligations to use his best efforts to promote the interests of the Company nor does the execution and delivery of this Agreement, nor the carrying on of the

Company's business as an officer or key employee of the Company, conflict with any such relationship, term, contract, agreement, judgment, decree or order.

       4.2 LITIGATION. There is no action, suit or proceeding, or governmental inquiry or investigation, pending or, to the best of such Founder's knowledge, threatened against such Founder, relating to or in connection with the Company, the business of the Company, or the Founder's relationship to the Company, and, to the best of such Founder's knowledge, there is no basis for any such action, suit, proceeding, or governmental inquiry or investigation.

       4.3 STOCKHOLDER AGREEMENTS. Except as contemplated by or disclosed in this Agreement or the Ancillary Agreements, such Founder is not a party to and has no knowledge of any agreements, written or oral, relating to the acquisition, disposition, registration under the Securities Act, or voting of the securities of the Company.

       4.4 REPRESENTATIONS AND WARRANTIES. To the best of such Founder's knowledge, the representations and warranties of the Company set forth in
Section 3 are true and correct.

       4.5 AUTHORITY. Each Founder has full authority to enter into and be bound by this Agreement and, in the case of any Founder that is a corporation, has taken all corporate action necessary to authorize the execution and delivery of this Agreement.

       5. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser severally represents and warrants to the Company as follows:

              5.1 INVESTMENT. Such Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for his, her or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

              5.2 AUTHORITY. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms.

              5.3 EXPERIENCE. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which he, she or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in finance and business that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Company and such Purchaser is able financially to bear the risks thereof. Each Purchaser understands that its investment in the Company will for some period of time be illiquid.

       6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS. The obligation of each Purchaser to purchase its Shares is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Interim Closing or Subsequent Closing, as applicable:

              6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in Sections 3 and 4 shall be true on and as of the date of each Closing, with the same effect as though such representation and warranty had been made on and as of each Closing.

              6.2 PERFORMANCE. The Company and each Founder shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company or such Founder prior to or at the Interim Closing or at the Subsequent Closing.

              6.3 OPINION OF COUNSEL. Each Purchaser shall have received an opinion from Greenberg Traurig, counsel for the Company, dated as of the date of each of the Interim and Subsequent Closing, addressed to the Purchasers, and satisfactory in form and substance to each Purchaser, to the effect set forth on EXHIBIT E.

              6.4    ANCILLARY AGREEMENTS.

              (a) STOCKHOLDERS' VOTING AGREEMENT. The Stockholders' Voting Agreement attached hereto as EXHIBIT F (the "STOCKHOLDERS' VOTING AGREEMENT") shall have been executed and delivered by the Company, by each Purchaser, and by each Founder. All such action shall have been taken as may be necessary to elect a Board of Directors of the Company, effective upon the Interim Closing, in accordance with the Stockholders' Voting Agreement.

              (b) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement attached hereto as EXHIBIT G (the "REGISTRATION RIGHTS AGREEMENT") shall have been executed and delivered by the Company and each Purchaser.

              (c) CO-SALE AGREEMENT. The Co-Sale Agreement attached hereto, containing "drag-along" and "take-along" rights, as EXHIBIT H (the "Co-Sale Agreement") shall have been executed and delivered by each Purchaser, each Founder, and the other parties named therein.

              (d) EMPLOYMENT AND NON-COMPETITION AGREEMENT. Harris and the Company shall have entered into an Employment and Non-Competition Agreement in the form attached as EXHIBIT I.

              (e) FOUNDERS STOCK AGREEMENT. The Founders Stock Agreement dated as of and attached hereto as EXHIBIT D, previously executed by and between the Company and each Founder, shall be in full force and effect, and shall not have been amended.

              6.5 CERTIFICATES AND DOCUMENTS. The Company shall have delivered to each Purchaser:

              (a) The Certificate of Incorporation of the Company and Certificate of Formation of the Subsidiary, as amended and in effect as of date of the Interim Closing Date (including the Certificate of Designation), certified by the Secretary of State of the State of Delaware;

              (b) Certificates of good standing of the Company and the Subsidiary, as of the most recent practicable dates, issued by the Secretary of State of the State of Delaware and the Secretary of the State of Nevada and the Secretary of State of the State of California.

              (c) Bylaws of the Company and Operating Agreement of the Subsidiary, certified by their respective Secretaries or Assistant Secretaries as of the Interim and Subsequent Closing Dates;

              (d) Resolutions of the Board of Directors and stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Interim and Subsequent Closing Dates; and

              6.6 MINIMUM INVESTMENT. Purchasers shall have paid at the Interim Closing not less than $1,000,000 and at the Subsequent Closing aggregate consideration of not less than $16,008,500 for the purchase of Shares.

              6.7 COMPLIANCE CERTIFICATES. The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company, dated the Interim and Subsequent Closing Dates, certifying fulfillment of the conditions specified in Sections 6.1, 6.2, 6.4, 6.5 and 6.6 of this Agreement.

              6.8 ASSIGNMENT OF CONTRACTS. All necessary consents to the assignment or transfer of control of the Material Contracts shall have been obtained, and the Company shall have delivered to the Purchasers copies of all documents and instruments of assignment relating to assignment of all Material Contracts to the Subsidiary.

              6.9    SENIOR AND SUBORDINATED DEBT FINANCING.

              (a) For the Interim Closing, the Company shall have received firm commitments from the lenders of senior and subordinated debt financing in a total amount of not less than $33,000,000 on terms satisfactory to the Purchasers.

              (b) For the Subsequent Closing, the Company and the lenders shall have executed loan agreements and other documentation satisfactory to the Purchasers with respect to the financing described in subsection (a) and all conditions to the initial disbursement of funds thereunder shall have been satisfied.

              6.10 OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

       7. CONDITION TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver, of the following condition on or before the Interim Closing or Subsequent Closing, as applicable:

              7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Section 5 shall be true on and as of the dates of Interim and Subsequent Closing with the same effect as though such representations and warranties had been made on and as of that date.

              7.2 MINIMUM INVESTMENT. Purchasers shall have paid at the Interim Closing aggregate consideration of not less than $1,000,000 and at the Subsequent Closing aggregate consideration of not less than $16,008,500 for the purchase of Shares.

       8. AFFIRMATIVE COVENANTS OF THE COMPANY. For so long as the Series A Preferred has not been converted into Common Stock, the Company shall fulfill and observe the following affirmative covenants:

              8.1 INSPECTION AND OBSERVATION. The Company shall permit each Purchaser who holds not less than 1,000,000 shares of Series A Preferred, or any authorized representative thereof, to visit and inspect the properties of the Company once annually, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice.


              8.2    FINANCIAL STATEMENTS AND OTHER INFORMATION.

              (a)    The Company shall deliver to each Purchaser:

                     (i) Within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with GAAP;

                     (ii) within 60 days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

                     (iii) as soon as available, but in any event prior to the commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year;

                     (iv) such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders.

              (b) The foregoing financial statements shall be prepared on a consolidated or combined basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) of paragraph (a) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with GAAP consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

       8.3 MATERIAL CHANGES AND LITIGATION. The Company shall promptly notify the Purchasers of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company's knowledge, threatened against the Company, or against any Founder, officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a Company Material Adverse Effect.

       8.4 AGREEMENTS WITH EMPLOYEES. The Company shall require all persons now or hereafter employed by the Company who have access to confidential and proprietary information of the Company to enter into employment agreements containing nondisclosure and assignment of inventions clauses substantially in the form of EXHIBIT I, or such other form as may be approved by the Board of Directors.

       8.5    DIRECTORS.

              (a) The Company shall have a Board of Directors consisting of five persons selected in accordance with the Stockholders' Voting Agreement, provided that if the Company concludes a private equity offering prior to September 30, 2000 which results in net proceeds to the Company of $100,000,000 or more, the number of directors and the composition and method of selecting the Board of Directors shall be modified as may be required in connection with such offering. The Bylaws of the Company shall at all times provide that the affirmative vote of a majority of all members of the Board of Directors shall be required to approve issuances of equity securities, corporate acquisitions, adoption of annual budgets, adoption of an equity stock plan for employees, and borrowings in excess of $1,000,000.

              (b) The Company shall reimburse each director of the Company who is not an employee of the Company and who was elected as a director by the holders of Series A Preferred for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors or any committee thereof.

              (c) The Board of Directors shall meet at least quarterly, unless otherwise agreed by a majority of all members of the Board of Directors.

       8.6 RESERVATION OF COMMON STOCK. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

       8.7 RELATED PARTY TRANSACTIONS. The Company shall not enter into any agreement with any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Company's Board of Directors having no interest in such agreement or arrangement.

       8.8 INSURANCE. The Company will maintain valid policies of D&O insurance, workers' compensation insurance and insurance with respect to its proposed business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

       8.A    AFFIRMATIVE COVENANT OF HARRIS AND THE WALTER GROUP. Harris and
The Walter Group severally agree that each of them will not pursue any Sprint PCS affiliation except through the Company or subsidiaries of the Company.

       8.B    NEGATIVE COVENANT OF FOUNDER AND THE COMPANY.   The Founders and
the Company will not amend the Founders Stock Agreement without the consent of the Holders of 75% of the Series A Preferred.

       9.     TRANSFER OF SHARES.

       9.1 RESTRICTED SHARES. "Restricted Shares" means (i) the Shares, (ii) the shares of Common Stock issued or issuable upon conversion of the Shares, and
(iii) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); PROVIDED, HOWEVER, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(l) of the Securities Act, or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

       9.2    REQUIREMENTS FOR TRANSFER.

              (a) Restricted Shares shall not be sold or transferred unless either (i) they shall have been registered under the Securities Act, or (ii) the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

              (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser which is a corporation to a wholly owned subsidiary of such corporation, a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or a transfer by a Purchaser which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; or a transfer by a Purchaser which is an individual to a member of the immediate family of such individual or to a trust solely for the benefit of such individual or the members of the immediate family of such individual or to the estate of such individual, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 9 to the same extent as if it were the original Purchaser hereunder, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

       9.3 LEGEND. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

       10.    MISCELLANEOUS.

              10.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Shares are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company. The Company may not assign its rights under this Agreement.

              10.2 CONFIDENTIALITY. Each Purchaser agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor his, her or its investment in the Company any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder ("CONFIDENTIAL INFORMATION"), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 10.2 by such Purchaser); PROVIDED, HOWEVER, that a Purchaser may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this
Section 10.2, (iii) to any affiliate of such Purchaser or to a partner, stockholder or subsidiary of such Purchaser, provided that such person agrees in writing to be bound by the provisions of this Section 10.2, or (iv) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure.

              10.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

              10.4 EXPENSES. Each party to this Agreement shall pay its own expenses in connection with the preparation of this Agreement and the Ancillary Agreements and the closing of the transactions contemplated hereby.

              10.5 BROKERS. The Company, each Founder, and each Purchaser (i) represents and warrants to the other parties hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement for which any other party may become liable (except that US Bank Corp has been retained and will be paid by the Company in connection with this transaction), and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

              10.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

              10.7 NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by messenger, or via a reputable nationwide overnight courier service guaranteeing next business day delivery, or by facsimile followed by first class mail, in each case to the intended recipient as set forth below:
       If to the Company, to:

       UbiquiTel Holdings, Inc., at its principal address

       Attention:  President

       or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers.

       If to any Purchaser, to address(es) for notice set forth below such Purchaser's signature on the applicable execution page hereof.

       If to any Founder, to address(es) for notice set forth below such Founder's signature on the applicable execution page hereof.

       Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

              10.8 COMPLETE AGREEMENT. This Agreement (including its Exhibits) and the Ancillary Agreements constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

              10.9 AMENDMENTS AND WAIVERS. This Agreement may be amended only by a written amendment signed by all parties. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

              10.12 PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

              10.13 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

              10.14 SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.


                              [Signature pages follow]

                                 SIGNATURE PAGE FOR
                         SERIES A STOCK PURCHASE AGREEMENT

       The foregoing agreement is hereby executed as of the date set forth on the first page:


                              COMPANY:
                              UBIQUITEL HOLDINGS, INC.

                              By:
                                 --------------------------------
                              Name:  Donald A. Harris
                              Title: President and CEO

                                     3 Bala Plaza - Suite 502
                                     Bala Cynwyd, PA  19004
                                     (610) 660-4920 (fax)

                              FOUNDERS:


                              -----------------------------------
                              Donald A. Harris
                              130 Abrahams Lane
                              St. Davids, PA  19087
                              (610) 660-4920 (fax)

                              -----------------------------------
                              James Parsons
                              330 Madison Avenue S.
                              Bainbridge Island, WA  98110
                              (206) 780-1414 (fax)

                              -----------------------------------
                              Paul F. Judge
                              120 Lakeside Avenue, Suite 310
                              Seattle, WA  98122-6578
                              (206)328-0815 (fax)





                              THE WALTER GROUP

                              By:
                                    -----------------------------

                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------
                                   120 Lakeside Avenue, Suite 310
                                   Seattle, WA  98122-6578
                                   (206) 328-0815 (fax)

                              US BANCORP.

                              By:
                                    -----------------------------
                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------
                                   111 SW 5th Avenue - 2nd Floor
                                   Portland, OR  97204
                                   (503) 275-6663

                              PURCHASERS:

                              -----------------------------------
                              Donald A. Harris


                              BROOKWOOD FINANCIAL
                                     PARTNERS, LLC

                              By:
                                    -----------------------------
                              Name:  Thomas N. Trkla
                              Title: Chairman and CEO

                                     55 Tozer Road
                                     Beverly, MA  01915
                                     (978) 927-0499 (fax)

Copy to:
          James T. Easterling
          Ungaretti & Harris
          3500 Three First National Plaza
          Chicago, IL  60602
          (312) 977-4405


                              LANCASTER INVESTMENT PARTNERS

                              By:
                                    -----------------------------

                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------
                                    500 N. Gulph Road - Suite 110
                                    King of Prussia, PA  19406
                                    (610) 783-4788 (fax)


                              -----------------------------------
                              Stephen C. Marcus
                              915 Exeter Crest
                              Villanova, PA  19085
                              (610) 519-1389 (fax)

                              -----------------------------------
                              Robert Berlacher
                              675 Church Road
                              Villanova, PA  19085
                              (610) 783-4788 (fax)

                              -----------------------------------
                              Richard C. Walling, Jr.

                              c/o Richard C. Walling, Jr.
                              Express Marine, Inc.
                              29th Street on the Delaware
                              Camden, NJ  08105
                              (856) 541-0338 (fax)

                              PORTER PARTNERS, LP


                              By:
                                    -----------------------------
                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------

                                    100 Shoreline, Suite 211B
                                    Mill Valley, CA  94941
                                    (415) 332-8223 (fax)




                              BALLYSHANNON PARTNERS LP

                              By:
                                    -----------------------------
                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------

                                    325 Bryn Mawr Avenue
                                    Bryn Mawr, PA  19010
                                    (610) 935-3000 (fax)

                              ------------------------------
                              Barry Porter
                              (310) 385-3714 (fax)

                              WESTOVER COMMUNICATIONS,


                              By:
                                    -----------------------------
                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------

                                    1733 H Street, #330-141
                                    Blaine, WA  98230

Copy to:
          Westover Communications Ltd.
          17886 55 Avenue
          Surray BC  V35 6C8
          (604) 576-4855 (fax)

                              SPECTRASITE COMMUNICATIONS

                              By:
                                    -----------------------------
                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------

                                    100 Regency Forest Drive
                                    - Suite 400
                                    Cary, NC  27511
                                    (919) 468-8522 (fax)





                              -----------------------------------
                              Mark Buechley

                              -----------------------------------
                              Jerri Buechley

                              P.O. Box 394
                              Glide, OR  97443
                              (503) 210-1002 (fax)

Copy to:
          Coni Rathbone
          Davis Wright Tremane
          1300 SW 5th Avenue, Suite 2300
          Portland, OR  97201
          (503) 778-5299 (fax)

                              New Ventures, LLC

                              By:
                                    ----------------------------
                              Name:
                                    ----------------------------
                              Title:
                                    ----------------------------

                              211 N. Union Street, Suite 300
                              Alexandria, VA  22314
                              (703) 706-3837 (fax)